UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		June 28, 2017

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 8.01.    Other Events.

Southern Company and its subsidiary Mississippi Power issued a press release on June 28, 2017 announcing they are immediately suspending start-up and operations activities involving the coal gasifier portion of the Kemper County energy facility.  North American Coal, a wholly-owned subsidiary of NACCO Industries, Inc, through its wholly-owned subsidiary, Liberty Fuels Company, is the sole supplier of coal to fuel the gasifier at the Kemper County energy facility under its contract with Mississippi Power. Liberty Fuels began delivering coal for facility testing and commissioning in July 2016. Production levels at Liberty Fuels were expected to increase gradually and to build to full production of approximately 4.5 million tons of coal annually beginning in 2023.  Should the decision to suspend operations of the gasifier become permanent, it will have an adverse effect on North American Coal's long-term earnings under its contract with Mississippi Power.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 28, 2017		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Name: Elizabeth I. Loveman
Title: Vice President and Controller